EXHIBIT C -- AGREEMENT AND PLAN OF REORGANIZATION


                        PBHG INSURANCE SERIES FUND, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION



         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of October __, 2000, is entered into by and between PBHG Insurance Series Fund, Inc., a Maryland corporation (the "Company"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement, and PBHG Insurance Series Fund, a Delaware business trust (the "Trust"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement.


                                   BACKGROUND

                  The Company is organized as a series management investment company and is registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Company currently publicly offers shares of common stock representing interests in seven separate series portfolios. Each of these series portfolios is listed on Schedule A and is referred to in this Agreement as a "Current Fund."

                  The Company desires to change its form and place of organization by reorganizing as the Trust. In anticipation of such reorganization (the "Reorganization"), the Board of Trustees of the Trust has established seven series portfolios corresponding to the Current Funds (each a "New Fund"). Schedule A lists the New Funds.

                  The Reorganization will occur through the transfer of all of the assets of each Current Fund to the corresponding New Fund. In consideration of its receipt of these assets, each New Fund will assume all of the liabilities of the corresponding Current Fund, and will issue to the Current Fund shares of beneficial interest in the New Fund ("New Fund Shares"). New Fund Shares received by the Current Fund will have an aggregate net asset value equal to the aggregate net asset value of the shares of the Current Fund immediately prior to the Reorganization (the "Current Fund Shares"). The Current Fund will then distribute the New Fund Shares it has received to its shareholders.

                  The Reorganization is subject to, and shall be effected in accordance with, the terms of this Agreement. This Agreement is intended to be and is adopted by the Company, on its own behalf and on behalf of the Current Funds, and by the Trust, on its own behalf and on behalf of the New Funds, as a

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Plan of Reorganization within the meaning of Section 368(a) of the Internal
Revenue Code of 1986, as amended (the "Code").

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS


Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the preamble or background of this Agreement. In addition, the following terms shall have the following meanings:

         1.1. "ASSETS" shall mean all assets including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on a Current Fund's books, and other property owned by a Current Fund at the Effective Time.

         1.2. "CLOSING" shall mean the consummation of the transfer of assets, assumption of liabilities and issuance of shares described in Sections 2.1 and
2.2 of this Agreement, together with the related acts necessary to consummate the Reorganization, to occur on the date set forth in Section 3.1.

         1.3. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         1.4. "CURRENT FUND" shall mean each of the Company's series portfolios listed on Schedule A.

         1.5. "CURRENT FUND SHARES" shall mean the shares of the Current Funds outstanding immediately prior to the Reorganization.

         1.6. "EFFECTIVE TIME" shall have the meaning set forth in Section 3.1.

         1.7. "LIABILITIES" shall mean all liabilities of a Current Fund including, without limitation, all debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

         1.8. "NEW FUND" shall mean each of the series portfolios of the Trust, each of which shall correspond to one of the Current Funds as shown on Schedule A.

         1.9. "NEW FUND SHARES" shall mean those shares of beneficial interest in a New Fund, issued to a Current Fund in consideration of the New Fund's receipt of the Current Fund's Assets.

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         1.10. "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 5.4.

         1.11. "RIC" shall mean a regulated investment company under Subchapter M of the Code.

         1.12. "SEC" shall mean the Securities and Exchange Commission.

         1.13. "SHAREHOLDER(S)" shall mean a Current Fund's shareholder(s) of record, determined as of the Effective Time.

         1.14.  "SHAREHOLDERS MEETING" shall have the meaning set forth in
Section 5.1.

         1.15. "TRANSFER AGENT" shall have the meaning set forth in Section 2.2.

         1.16. "1940 ACT" shall mean the Investment Company Act of 1940, as amended.

2.  PLAN OF REORGANIZATION

         2.1 The Company agrees, on behalf of each Current Fund, to assign, sell, convey, transfer and deliver all of the Assets of each Current Fund to its corresponding New Fund. The Trust, on behalf of each New Fund, agrees in exchange therefor:

                  (a) to issue and deliver to the Current Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares for each New Fund designated in Schedule A equal to the number of full and fractional Current Fund Shares for each corresponding Current Fund designated in Schedule A that are issued and outstanding immediately prior to the Effective Time; and

                  (b) to assume all of the Current Fund's Liabilities.

Such transactions shall take place at the Closing.

         2.2 At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Shares issued pursuant to paragraph 5.2 shall be redeemed by each New Fund for $1.00 and (b) each Current Fund shall distribute the New Fund Shares received by it pursuant to paragraph 2.1 to the Current Fund's Shareholders in exchange for such Shareholders' Current Fund Shares. Such

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

distribution shall be accomplished through opening accounts, by the transfer agent for the Trust (the "Transfer Agent"), on each New Fund's share transfer books in the Shareholders' names and transferring New Fund Shares to such accounts. Each Shareholder's account shall be credited with the respective PRO RATA number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund due that Shareholder. All outstanding Current Fund Shares, including those represented by certificates, if any, shall simultaneously be deemed to have been redeemed by the Company. The Trust shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates representing Current Fund Shares shall represent New Fund Shares after the Reorganization.

         2.3 As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 2.2, the Company shall dissolve its existence as a corporation under Maryland law.

         2.4 Any transfer taxes payable on the issuance of New Fund Shares in a name other than that of the registered holder of the Current Fund Shares exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

         2.5 Any reporting responsibility of the Company or each Current Fund to a public authority is, and shall remain, its responsibility up to and including the date on which it is terminated.

3.  CLOSING

         3.1 The Closing shall occur at the principal office of the Company on March 31, 2001, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Company's and the Trust's close of business on the date of the Closing or at such other time as the parties may agree (the "Effective Time").

         3.2 The Company or its fund accounting agent shall deliver to the Trust at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities transferred by the Current Funds to the New Funds, as reflected on the New Funds' books immediately following the Closing, does or will conform to such information on the Current Funds' books immediately before the Closing. The Company shall cause the custodian for each Current Fund to deliver at the Closing a certificate of an authorized officer of the custodian stating that (a) the Assets held by the custodian will be transferred to each corresponding New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or a provision for payment has been made.

         3.3 The Company's transfer agent shall deliver to the Trust's transfer agent at the Closing a list of the names and addresses of each Shareholder of each Current Fund and the number of outstanding Current Fund Shares of the Current Fund owned by each Shareholder, all as of the Effective Time, certified by the Company's Secretary or Assistant Secretary. The Trust shall cause the Transfer Agent to deliver at the Closing a certificate as to the opening on each New Fund's share transfer books of accounts in the Shareholders' names. The Trust shall issue and deliver a confirmation to the Company evidencing the New Fund Shares to be credited to each corresponding Current Fund at the Effective Time or provide evidence satisfactory to the Company that such shares have been credited to each Current Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

         3.4 The Company and the Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES

         4.1 The Company represents and warrants on its own behalf and on behalf of each Current Fund as follows:

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Charter is on file with the Maryland Department of Assessments and Taxation;

         (b) The Company is duly registered as an open-end series management investment company under the 1940 Act, and such registration is in full force and effect;

         (c) Each Current Fund is a duly established and designated series of the Company;

         (d) At the Closing, each Current Fund will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the corresponding New Fund will acquire good and marketable title to the Assets;

         (e) The New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

         (f) Each Current Fund is a "fund" as defined in Section 851(g)(2) of the Code; each Current Fund qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); each Current Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and each Current Fund has made all distributions for each such past taxable year that are necessary to avoid the imposition of federal

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

excise tax or has paid or provided for the payment of any excise tax imposed for any such year;

         (g) There is no plan or intention of the Shareholders who individually own 5% or more of any Current Fund Shares and, to the best of the Company's knowledge, there is no plan or intention of the remaining Shareholders to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. The Company does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of the Current Fund as a series of an open-end investment company. Consequently, the Company is not aware of any plan that would cause the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization to be one percent (1%) or more of the shares of the Current Fund outstanding as of the Effective Time;

         (h) The Liabilities were incurred by the Current Funds in the ordinary course of their business and are associated with the Assets;

         (i) The total adjusted basis of the Assets of each Current Fund transferred to each New Fund will equal or exceed the sum of the Liabilities to be assumed by each New Fund, plus the amount of Liabilities, if any, to which the transferred Assets are subject;

         (j) The Company is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code;

         (k) As of the Effective Time, no Current Fund will have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Current Fund Shares except for the right of investors to acquire its shares at net asset value in the normal course of its business as an open-end diversified management investment company operating under the 1940 Act;

         (l) At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by the Company's shareholders;

         (m) Throughout the five-year period ending on the date of the Closing, each Current Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner;

         (n) The fair market value of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred Assets are subject; and

         (o) Each Current Fund will pay its respective expenses, if any, incurred in connection with the Reorganization.

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

         4.2 The Trust represents and warrants on its own behalf, and on behalf of each New Fund, as follows:

         (a) The Trust is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State of Delaware;

         (b) At the Effective Time, the Trust will succeed to the Company's registration statement filed under the 1940 Act with the SEC and thus will become duly registered as an open-end management investment company under the 1940 Act;

         (c) At the Effective Time, each New Fund will be a duly established and designated series of the Trust;

         (d) No New Fund has commenced operations nor will any New Fund commence operations until after the Closing;

         (e) Prior to the Effective Time, there will be no issued and outstanding shares in any New Fund or any other securities issued by the Trust on behalf of any New Fund, except as provided in paragraph 5.2;

         (f) The New Fund Shares to be issued and delivered to the corresponding Current Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of the New Fund, fully paid and non-assessable;

         (g) Each New Fund will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

         (h) The Trust, on behalf of the New Funds, has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does the Trust, on behalf of the New Funds, have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of its business or to the extent necessary to comply with its legal obligation under
Section 22(e) of the 1940 Act;

         (i) Each New Fund will actively continue the corresponding Current Fund's business in substantially the same manner that the Current Fund conducted that business immediately before the Reorganization; and no New Fund has any plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business the New Fund will continuously review its investment portfolio (as each Current Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets;

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

         (j) There is no plan or intention for any of the New Funds to be dissolved or merged into another corporation or business trust or "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization; and

         (k) Each New Fund will pay its respective expenses, if any, incurred in connection with the Reorganization.

         4.3 Each of the Company and the Trust, on its own behalf and on behalf of each Current Fund or each New Fund, as appropriate, represents and warrants as follows:

         (a) The fair market value of the New Fund Shares of each New Fund received by each Shareholder will be approximately equal to the fair market value of the Current Fund Shares of the corresponding Current Fund surrendered in exchange therefor;

         (b) Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares of each New Fund and will own such shares solely by reason of their ownership of the Current Fund Shares of the corresponding Current Fund immediately before the Reorganization;

         (c) The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

         (d) There is no intercompany indebtedness between a Current Fund and a New Fund that was issued or acquired, or will be settled, at a discount;

         (e) Immediately following consummation of the Reorganization, each New Fund will hold the same assets, except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization, and be subject to the same liabilities that the corresponding Current Fund held or was subject to immediately prior to the Reorganization. Assets used to pay (i) expenses, (ii) all redemptions (other than redemptions at the usual rate and frequency of the Current Fund as a series of an open-end investment company), and (iii) distributions (other than regular, normal distributions), made by a Current Fund after the date of this Agreement will, in the aggregate, constitute less than one percent (1%) of its net assets; and

         (f) No consideration other than New Fund Shares (and the New Fund's assumption of the Liabilities) will be issued in exchange for the Assets and no consideration other than New Fund Shares will be received by the Shareholders in connection with the Reorganization.

5.  COVENANTS

         5.1 As soon as practicable after the date of this Agreement, the Company shall call a meeting of its Shareholders (the "Shareholders Meeting") to consider and act on this Agreement. The Board of Directors of the Company shall


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


recommend that Shareholders approve this Agreement and the transactions contemplated by this Agreement. Approval by Shareholders of this Agreement will authorize the Company, and the Company hereby agrees, to vote on the matters referred to in Sections 5.2 and 5.3.

         5.2 The Trust's trustees shall authorize the issuance of, and each New Fund shall issue, prior to the Closing, one New Fund Share of each New Fund that corresponds to a Current Fund for which shares are issued and outstanding to the Company in consideration of the payment of $1.00 per share for the purpose of enabling the Company to elect the Company's directors as the Trust's trustees (to serve without limit in time, except as they may resign or be removed by action of the Trust's trustees or shareholders), to ratify the selection of the Trust's independent accountants, and to vote on the matters referred to in
Section 5.3.

         5.3 Prior to the Closing, the Trust (on its own behalf of and with respect to each New Fund) shall enter into an Investment Advisory Agreement, a Sub-Advisory Agreement, an Administrative Services Agreement, Sub-Administrative Services Agreement, Distribution Agreement, Custodian Agreements, and an Agency Agreement and shall enter into or adopt, as appropriate, such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end investment company. Each such agreement and plan shall have been approved by the Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and by the Company as the sole shareholder of each New Fund.

5.4 The Company or the Trust, as appropriate, shall file with the SEC one or more post-effective amendments to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act, as amended (the "Registration Statement"), (i) which contain such amendments to such Registration Statement as are determined by the Company to be necessary and appropriate to effect the Reorganization and (ii) pursuant to which the Trust adopts such Registration Statement, as so amended, as its own, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective as of the Closing.

6.  CONDITIONS PRECEDENT

         The obligations of the Company, on its own behalf and on behalf of each Current Fund, and the Trust, on its own behalf and on behalf of each New Fund, will be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

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         6.1 The Shareholders of the Company shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable law.

         6.2 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either the Company or the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain such consults, orders, and permits would not involve a risk of a material adverse effect on the assets or properties of either a Current Fund or a New Fund, provided that either the Company or the Trust may for itself waive any of such conditions.

         6.3 Each of the Company and the Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (and in separate letters of representation that the Company and the Trust shall use their best efforts to deliver to such counsel upon request) and the certificates delivered pursuant to
Section 3.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

         (a) The transfer of the Assets of each Current Fund to the corresponding New Fund pursuant to the Reorganization will constitute a reorganization within the meaning of section 368(a) of the Code, and each Current Fund and each New Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

         (b) No gain or loss will be recognized to a Current Fund on the transfer of the Assets to the corresponding New Fund in exchange solely for New Fund Shares and the New Fund's assumption of the Liabilities or on the subsequent distribution of New Fund Shares to the Shareholders, in constructive exchange for their Current Fund Shares, in liquidation of the Current Fund;

         (c) No gain or loss will be recognized to a New Fund on its receipt of the Assets in exchange for New Fund Shares and its assumption of the Liabilities;

         (d) Each New Fund's basis for the Assets will be the same as the basis thereof in the corresponding Current Fund's hands immediately before the Reorganization, and the New Fund's holding period for the Assets will include the Current Fund's holding period therefor;

         (e) A Shareholder will recognize no gain or loss on the constructive exchange of Current Fund Shares solely for New Fund Shares pursuant to the Reorganization; and

         (f) A Shareholder's basis for the New Fund Shares of each New Fund to be received in the Reorganization will be the same as the basis for the Current

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Fund Shares of the corresponding Current Fund to be constructively surrendered in exchange for such New Fund Shares, and a Shareholder's holding period for such New Fund Shares will include its holding period for the Current Fund Shares constructively surrendered, provided that the New Fund Shares are held as capital assets by the Shareholder at the Effective Time.

         6.4 No stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated).

         At any time prior to the Closing, any of the foregoing conditions (except those set forth in Section 6.1) may be waived by the directors/trustees of either the Company or the Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the Current Fund's shareholders.

7.  EXPENSES

         Except as otherwise provided in Section 4.3(c), all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

8.  ENTIRE AGREEMENT

         Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

9.  AMENDMENT

         This Agreement may be amended, modified, or supplemented at any time, notwithstanding its approval by the Company's Shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

10.  TERMINATION

         This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by the Company's Shareholders:

         10.1 By either the Company or the Trust (a) in the event of the other party's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before August 31, 2001; or

         10.2     By the parties' mutual agreement.

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         Except as otherwise provided in Section 7, in the event of termination under Sections 10.1(c) or 10.2, there shall be no liability for damages on the part of either the Company or the Trust or any Current Fund or corresponding New Fund, to the other.

11.  MISCELLANEOUS

         11.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

         11.2 Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         11.3 The execution and delivery of this Agreement have been authorized by the Trust's trustees, and this Agreement has been executed and delivered by authorized officers of the Trust acting as such; neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them or any shareholder of the Trust personally, but shall bind only the assets and property of the New Funds, as provided in the Trust's Agreement and Declaration of Trust.


         IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.


Attest:                             PBHG INSURANCE SERIES FUND, INC.,
                                         on behalf of each of its series
                                         listed in Schedule A to this
                                         Agreement

________________________________    By:____________________________________
                                    Title:___________________________________


Attest:                             PBHG INSURANCE SERIES FUND
                                         on behalf of each of its series
                                         listed in Schedule A to this
                                         Agreement

________________________________    By:____________________________________
                                    Title:___________________________________


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                                   SCHEDULE A


                                                 CORRESPONDING SERIES OF
  SERIES OF PBHG INSURANCE                     PBHG INSURANCE SERIES FUND

PBHG Growth II Portfolio                      PBHG Growth II Portfolio
PBHG Large Cap Growth Portfolio               PBHG Large Cap Growth Portfolio
PBHG Select Value Portfolio                   PBHG Select Value Portfolio
PBHG Mid-Cap Value Portfolio                  PBHG Mid-Cap Value Portfolio
PBHG Small Cap Value Portfolio                PBHG Small Cap Value Portfolio
PBHG Technology & Communications              PBHG Technology & Communications
 Portfolio                                     Portfolio
PBHG Select 20 Portfolio                      PBHG Select 20 Portfolio

                                   SCHEDULE 1
                   ADVISORY FEES PAID AND ADVISORY FEES WAIVED
                 UNDER THE FORMER INVESTMENT ADVISORY AGREEMENT
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999

         The amount of advisory fees paid by each Fund to Pilgrim Baxter & Associates, Ltd. under the Former Investment Advisory Agreement for the fiscal year ended December 31, 1999 is set forth below under the column "Advisory Fees Paid." The amount of advisory fees waived and/or expenses reimbursed for each Fund by Pilgrim Baxter & Associates, Ltd. under the expense limitation agreements for the fiscal year ended December 31, 1999 is set forth below under the column "Advisory Fees Waived/Expenses Reimbursed."


--------------------------------------------------------------------------------
Fund
--------------------------------------------------------------------------------
                                             Advisory Fees Paid    Advisory Fees
--------------------------------------------------------------------------------
PBHG Growth II Portfolio                         $420,736              $0
--------------------------------------------------------------------------------
PBHG Large Cap Growth Portfolio                  $114,971            $10,085
--------------------------------------------------------------------------------
PBHG Select Value Portfolio                      $256,577              $0
--------------------------------------------------------------------------------
PBHG Select 20 Portfolio                        $3,374,963             $0
--------------------------------------------------------------------------------
PBHG Mid-Cap Value Portfolio                      $5,102            $27,773
--------------------------------------------------------------------------------
PBHG Small Cap Value Portfolio                   $415,589           $38,777
--------------------------------------------------------------------------------
PBHG Technology & Communications Portfolio      $3,374,963             $0
--------------------------------------------------------------------------------



        SCHEDULE 2 - OTHER INVESTMENT COMPANIES ADVISED BY PILGRIM BAXTER
-----------------------------------------------------------------------------------------------------
                         INVESTMENT OBJECTIVE      NET ASSETS           EXPENSE
-----------------------------------------------------------------------------------------------------
PBHG Growth               Growth                 $5,632,386,828          0.85%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG Emerging Growth      Emerging Growth        $1,061,875,667          0.85%             None
-----------------------------------------------------------------------------------------------------
PBHG New Opportunities    Small Cap Growth       $145,933,553            1.00%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG Large Cap Growth     Large Cap Growth       $455,837,544            0.75%             None
-----------------------------------------------------------------------------------------------------
PBHG Select Equity        Growth                 $1,873,923,967          0.85%             None
-----------------------------------------------------------------------------------------------------
PBHG Core Growth          Growth                 $154,670.333            0.85%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG Limited              Small Cap Growth       $129,030,033            1.00%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG Large Cap 20         Large Cap Value        $1,058,909,831          0.85%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG Large Cap Value      Large Cap Value        $77,865,953             0.65%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG Mid-Cap Value        Mid-Cap Value          $115,939,645            0.85%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG Small Cap Value      Small Cap Value        $198,580,287            1.00%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG Focused Value        Value                  $45,811,545             0.85%             1.50%
-----------------------------------------------------------------------------------------------------
PBHG International        International          $8,796,484              1.00%             2.25%
-----------------------------------------------------------------------------------------------------
PBHG Cash Reserves        Money Market                                   0.30%             None
-----------------------------------------------------------------------------------------------------
PBHG Technology &         Technology             $2,752,877,700          0.85%             None
-----------------------------------------------------------------------------------------------------
PBHG Global Technology    Technology             $95,687,122             1.50%             2.15%
-----------------------------------------------------------------------------------------------------
PBHG Strategic Small      Small Cap Growth &     $94,186,206             1.00%             1.50%
-----------------------------------------------------------------------------------------------------
WRL PB Mid Cap Growth     Mid Cap Growth         $265,457,054            0.50% to $100     No expense
-----------------------------------------------------------------------------------------------------
IDEX PB Mid Cap Growth    Mid Cap Growth         $147,604,939            0.50% to $100     No expense
-----------------------------------------------------------------------------------------------------
Ohio National Fund Inc    Growth                 $45,284,286             0.75% to $50      No expense
-----------------------------------------------------------------------------------------------------
ONE Fund, Inc             Growth                 $7,911,774              0.75% to $50      No expense
-----------------------------------------------------------------------------------------------------
IDEX PB Technology        Technology             $87,153,157             0.55% to $100     No expense
-----------------------------------------------------------------------------------------------------



       SCHEDULE 3 - OTHER INVESTMENT COMPANIES ADVISED BY VALUE INVESTORS

-----------------------------------------------------------------------------------------------------
                          INVESTMENT OBJECTIVE                                           EXPENSE
-----------------------------------------------------------------------------------------------------
PBHG Large Cap Value      Large Cap Value        $77,865,953             0.40%           No expense
-----------------------------------------------------------------------------------------------------
PBHG Mid-Cap Value Fund   Mid-Cap Value          $115,939,645            0.50%           No expense
-----------------------------------------------------------------------------------------------------
PBHG Small Cap Value      Small Cap Value        $198,580,287            0.65%           No expense
-----------------------------------------------------------------------------------------------------
PBHG Focused Value Fund   Value                  $45,811,545             0.85%           No expense
-----------------------------------------------------------------------------------------------------
PBHG Strategic Small      Small Cap Growth &     $43,366,057             0.30%           No expense
-----------------------------------------------------------------------------------------------------


                  SCHEDULE 4 - CURRENT FUNDAMENTAL RESTRICTIONS

Each Fund may not:

1. Make loans, except that each Portfolio, in accordance with that Portfolio's investment objectives and policies, may (i) purchase debt instruments, and
    (ii) enter into repurchase agreements. In addition, the PBHG Mid-Cap Value Portfolio may lend its portfolio securities in an amount not exceeding one-third the value of its total assets.

2. Act as an underwriter of securities of other issuers, except as it may be deemed an underwriter under the 1933 Act in connection with the purchase and sale of portfolio securities.

3. Purchase or sell commodities or commodity contracts, except that a Portfolio, in accordance with its investment objective and policies may: (i) invest in readily marketable securities of issuers which invest or engage in such activities; and (ii) enter into forward contracts, futures contracts and options thereon.

4. Purchase or sell real estate, or real estate partnership interests, except that this limitation shall not prevent a Portfolio from investing directly or indirectly in readily marketable securities of issuers which can invest in real estate, institutions that issue mortgages, or real estate investment trusts which deal with real estate or interests therein.

5. Issue senior securities (as defined in the 1940 Act), except as permitted in connection with the Portfolio's policies on borrowing and pledging, or as permitted by rule, regulation or order of the SEC.

6. Purchase more than 10% of the voting securities of any one issuer or purchase securities of any one issuer if, at the time of purchase, more than 5% of its total assets will be invested in that issuer, except with respect to each Portfolio, up to 25% of its assets may be invested without regard to these limits.

    This limitation does not apply to the Select 20 Portfolio or the Technology & Communications Portfolio. In addition, for purposes of this investment limitation, the term "issuer" does not include obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by such obligations.

7. Invest 25% or more of its total assets at the time of purchase in securities of one or more issuers (other than obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements collateralized by such obligations) whose principal business activities are in the same industry. For purposes of this limitation, supranational organizations are deemed to be issuers conducting their principal business activities in the same industry; state and municipal governments and their agencies and authorities are not deemed to be industries, utility companies will be divided according to their services (e.g., gas, gas transmission, electric, electric and gas and telephone) and financial service companies will be classified according to the end use of their service (e.g., automobile finance, bank finance and diversified finance).

    This limitation does not apply to the Technology & Communications Portfolio.

8. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of the Portfolio's total assets (except not exceeding 33 1/3% of the value of total assets with respect to the Growth II, Mid-Cap Value, and Small Cap Value Portfolios). This borrowing provision is intended to facilitate the orderly sale of portfolio securities to accommodate substantial redemption requests if they should occur, and is not for investment purposes. All borrowings in excess of 5% of the Portfolio's total assets will be repaid before making investments.

9. Invest in companies for the purpose of exercising control.

10. Pledge, mortgage or hypothecate assets, except (i) to secure temporary borrowings permitted by each Portfolio's limitation on permitted borrowings, or (ii) in connection with permitted transactions regarding options and futures contracts.

11. Make short sales of securities, maintain a short position or purchase securities on margin, except that each Portfolio may (i) obtain short-term credits as necessary for the clearance of security transactions and (ii) establish margin accounts as may be necessary in connection with the Portfolio's use of options and futures contracts.

12. Purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder.

13. Invest in interests in oil, gas or other mineral exploration or development programs.

                       SCHEDULE 5- OTHER MATERIAL PAYMENTS

         The following chart sets forth the fees paid during the fiscal year ended December 31, 1999 by each Fund to PBHG Fund Services, a wholly-owned subsidiary of Pilgrim Baxter for administrative services and shareholder services and amount reimbursed during the fiscal year ended December 31, 1999 by each Fund to Pilgrim Baxter pursuant to the expense limitation agreements for advisory fees previously waived and/or expenses previously reimbursed by Pilgrim Baxter. The administrative and other services currently provided by and shareholder services and its affiliates will continue to be provided after the investment advisory contract with Pilgrim Baxter is approved. In addition, Pilgrim Baxter has committed to maintain the expense limitation agreements for a period of two years from the date of the consummation of the Transaction.


-----------------------------------------------------------------------------------
                                             ADMINISTRATIVE AND SHAREHOLDER AMOUNTS
        NAME OF FUND                                   REIMBURSED TO PILGRIM
-----------------------------------------------------------------------------------
PBHG Growth II Portfolio                                    $31,616
-----------------------------------------------------------------------------------
PBHG Large Cap Growth Portfolio                                $0
-----------------------------------------------------------------------------------
PBHG Select Value Portfolio                                    $0
-----------------------------------------------------------------------------------
PBHG Select 20 Portfolio                                    $27,776
-----------------------------------------------------------------------------------
PBHG Mid-Cap Value Portfolio                                   $0
-----------------------------------------------------------------------------------
PBHG Small Cap Value Portfolio                                 $0
-----------------------------------------------------------------------------------
PBHG Technology & Communications Portfolio                  $93,603
-----------------------------------------------------------------------------------


                                   SCHEDULE 6

                    PRINCIPAL EXECUTIVE OFFICER and Directors
                      of Pilgrim Baxter and Value Investors

            officers & dIRECTORS OF PBHG INSURANCE SERIES Fund, Inc.
                    WHO ARE OFFICERS, EMPLOYEES OR DIRECTORS
                      OF PILGRIM BAXTER AND VALUE INVESTORS

         The following table provides information with respect to the principal executive officer and the directors of Pilgrim Baxter and Value Investors and officers and directors of The PBHG Funds, Inc., all of whose business address is 825 Duportail Road, Wayne, Pennsylvania 19087.

PILGRIM BAXTER


------------------------------------------------------------------------------------------------
                                         Position with
------------------------------------------------------------------------------------------------
Harold J. Baxter                    Director, Chairman of the                  Same
------------------------------------------------------------------------------------------------
Gary L. Pilgrim                     Director,  President and                   Same
------------------------------------------------------------------------------------------------


VALUE INVESTORS

------------------------------------------------------------------------------------------------
                                            Position with
------------------------------------------------------------------------------------------------
Harold J. Baxter                    Director, Chairman of the                  Same
------------------------------------------------------------------------------------------------
Gary L. Pilgrim                     Director, President and                    Same
------------------------------------------------------------------------------------------------
Eric C. Schneider                   Treasurer, Chief Financial                 Same
----------------------------------- ------------------------------ -----------------------------


 PBHG INSURANCE SERIES FUND, INC.


                                            Position with                 Position with          Position with
------------------------------------------------------------------------------------------------------------------------------
Harold J. Baxter                    Chairman/Director                 Director/CEO Chairman              Director/CEO
------------------------------------------------------------------------------------------------------------------------------
Gary L. Pilgrim                     President                         Director/President CIO          Director/President
------------------------------------------------------------------------------------------------------------------------------
Lee T. Cummings                     Treasurer, Chief Financial
------------------------------------------------------------------------------------------------------------------------------
John M. Zerr                        Vice President/                      General Counsel/              General Counsel/
------------------------------------------------------------------------------------------------------------------------------
Meghan M. Mahon                     Vice President/                          Counsel/                      Counsel/
------------------------------------------------------------------------------------------------------------------------------
Matthew R. DiClemente               Assistant Secretary                  Legal Assistant               Legal Assistant
------------------------------------------------------------------------------------------------------------------------------

   SCHEDULE 7 - BROKERAGE COMMISSIONS PAID TO SEI INVESTMENTS DISTRIBUTION CO.
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999



         The following chart sets forth the aggregate amount of brokerage commissions paid by each Fund to SEI Distribution Co., the distributor for PBHG Insurance Series Fund, Inc. for the fiscal year ended December 31, 1999 and the percentage of each Fund's aggregate brokerage commissions paid to SEI Investments Distribution Co. for the fiscal year ended December 31, 1999. These commissions were paid to SEI Investments Distribution co. in connection with repurchase agreements.



--------------------------------------------------------------------------------------------------------------
Fund                                     Aggregate Amount of Brokerage          Percent of Aggregate Brokerage
--------------------------------------------------------------------------------------------------------------
PBHG Growth II Portfolio                            $3,168                                 2%
--------------------------------------------------------------------------------------------------------------
PBHG Large Cap Growth Portfolio                      $823                                   3%
--------------------------------------------------------------------------------------------------------------
PBHG Select Value Portfolio                         $1,147                                 0%
--------------------------------------------------------------------------------------------------------------
PBHG Select 20 Portfolio                          $23,014                                  4%
--------------------------------------------------------------------------------------------------------------
PBHG Mid-Cap Value Portfolio                         $15                                   0%
--------------------------------------------------------------------------------------------------------------
PBHG Small Cap Value Portfolio                      $733                                   0%
--------------------------------------------------------------------------------------------------------------
PBHG Technology & Communications                  $16,280                                  2%
--------------------------------------------------------------------------------------------------------------


           SCHEDULE 8--BENEFICIAL OWNERS OF 5% OR MORE OF EACH FUNDS
                          SHARES ON NOVEMBER 17, 2000


-----------------------------------------------------------------------------------------------
                           Fund                              5% of More Beneficial Owner
-----------------------------------------------------------------------------------------------
PBHG Growth II Portfolio
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
PBHG Large Cap Growth Portfolio
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
PBHG Select Value Portfolio
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
PBHG Select 20 Portfolio
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
PBHG Mid-Cap Value Portfolio
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
PBHG Small Cap Value Portfolio
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
PBHG Technology & Communications Portfolio
-----------------------------------------------------------------------------------------------


     SCHEDULE 9 - Outstanding Shares of the Company as of NOVEMBER 17, 2000


-------------------------------------------------------------------------------
NAME OF FUND                                    NUMBER OF SHARES OUTSTANDING
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
PBHG Growth II Portfolio
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
PBHG Large Cap Growth Portfolio
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
PBHG Select Value Portfolio
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
PBHG Select 20 Portfolio
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
PBHG Mid-Cap Value Portfolio
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
PBHG Small Cap Value Portfolio
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
PBHG Technology & Communications Portfolio
-------------------------------------------------------------------------------